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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

           (DOLLARS IN THOUSANDS, EXCEPT NOTES AND STATISTICAL DATA)

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
                                                                                                                   Pro Forma
                                                                                    Ten Months    Three Months   Twelve Months
                                                  Year Ended November 30,              Ended          Ended          Ended
                                            ------------------------------------   September 30,   December 31,   September 30,
                                             1993     1994       1995      1996        1997           1997            1997
                                            ------    ----      ------    ------   -------------  -------------  --------------
EARNINGS:
Consolidated pretax income (loss) from
     continuing operations                  $4,258    $300      $  705    $5,731      $(35,188)      $(9,688)      $(49,039)
FIXED CHARGES:
Interest expensed and capitalized               --      --          --        --         8,403         3,547         14,163
Interest portion of rental expense             300     300         337       349         1,512           665          1,911
                                            ------    ----      ------    ------      --------       -------       --------
Earnings                                    $4,558    $600      $1,042    $6,080      $(25,273)      $(5,476)      $(32,965)
                                            ======    ====      ======    ======      ========       =======       ========

FIXED CHARGES:
Interest expensed and capitalized           $   --    $ --      $   --    $   --      $  8,403       $ 3,547       $ 14,163
Interest portion of rental expense             300     300         337       349         1,512           665          1,911
                                            ------    ----      ------    ------      --------       -------       --------
Fixed Charges                               $  300    $300      $  337    $  349      $  9,915       $ 4,212       $ 16,074
                                            ======    ====      ======    ======      ========       =======       ========
Ratio of Earnings to Fixed Charges            15.2x    2.0x        3.1x     17.4x     $(35,188)      $(9,688)      $(49,039)
                                            ======    ====      ======    ======      ========       =======       ========
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